Exhibit 99.1

Media Relations Contacts:

Andrew Shane

andrew.shane@idearc.com

(972)453-6473

Investor Relations Contact:

Ryan Gaddy

ryan.gaddy@idearc.com

(972)453-8724

Idearc Initiates Voluntary Chapter 11 Proceeding

To Implement Debt Restructuring

Reaches agreement in principle with agent bank and secured lenders’ steering committee to provide for a suitable level of bank debt upon emergence

Business operations continuing as usual

DALLAS – March 31, 2009 – Idearc Inc. (OTC: IDAR) announced that the Company and its domestic subsidiaries today filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division. Idearc also announced that it has reached an agreement in principle with the agent bank and a steering group of its secured lenders on certain critical elements of a plan of reorganization. The Company expects to be able to file a plan of reorganization in approximately 30 days, and if implemented as proposed, this plan will enable Idearc to significantly reduce its outstanding debt to a more suitable level upon emergence from the legal proceedings.

Pursuant to the proposed plan, Idearc does not need nor intend to obtain debtor-in-possession (DIP) financing during the reorganization, as the Company maintains substantial cash balances and continues to generate positive cash flow, and has reached an agreement on use of cash collateral.

Idearc expects to operate business as usual throughout its restructuring process, with no interruption in the solutions and services it provides to hundreds of thousands of clients around the nation.

“Today we take an important step forward as we continue to transform Idearc.  Essentially we have a company with good potential being held back by a terminally ill balance sheet,” said Scott W. Klein, chief executive officer of Idearc Inc. “We are not only open for business and serving our clients as usual, we are also continuing our focus on transforming Idearc for the future based on a bold strategy, including all of the new programs launched earlier this month.

“The reorganization process will enable Idearc to quickly finalize and implement a debt restructuring plan that will strengthen our financial condition and position us to compete more effectively in a challenging and rapidly evolving economic environment,” Klein said.

“One of our most important priorities is to put in place an appropriate capital structure to support our strategic business plans and objectives.  A new capital structure that can give all of our partners the confidence they need in us to be there for them in the years ahead provides us with the greatest chance for success.”

Under the agreement in principle with the agent bank and steering committee, the Company’s total debt will be reduced from approximately $9 billion today to a pro forma level of $3 billion of secured bank debt, with a 12 percent interest rate and a six-year term.  Mandatory amortization will be $60 million for each of the first two years following confirmation and $40 million per year thereafter.  The Company will retain 32.5 percent of surplus cash flow, with the balance to be paid as additional amortization on the bank debt.  At emergence from Chapter 11, the Company will have a cash balance of $150 million.  Other terms of the plan are still to be negotiated, and it is anticipated that the remainder of the Company’s bank debt and bonds will be converted to equity.

Also, the agent bank and steering committee have agreed with the Company to continue to fund operations from all but $250 million of Idearc’s more than $600 million cash collateral balance. The remaining $250 million of cash collateral will be paid to the secured lenders as adequate protection, subject to bankruptcy court approval of the Company’s motion to use the cash collateral.

Idearc has also filed a variety of other customary first day motions with the bankruptcy court to enable it to continue to conduct business as usual while it completes its reorganization. These include motions providing for employees to continue to receive compensation and benefits as usual and to maintain customer programs and guarantees. Idearc expects to file a motion with the bankruptcy court shortly seeking to assume executory contracts related to its 30-year publishing agreement and 30-year branding agreement with Verizon Communications, Inc.

Idearc’s legal advisor for the restructuring is Fulbright & Jaworski LLP and its financial advisor is Moelis & Company.

More information about Idearc’s restructuring is available at www.idearc.com/restructuring. Idearc clients can call (800) 555-4833 for more information. Information for vendors is available at (866) 967-0760 or by sending an email to IdearcInfo@kccllc.com.

Idearc to continue operational plans to transform the company

Idearc is in the process of implementing an innovative new strategy designed to drive consumer usage of its products and increase client loyalty.  Among numerous other initiatives, earlier this month Idearc announced the SuperGuaranteeSM program, a national consumer guarantee initiative designed to increase spending in local economies by lowering the risk associated with hiring contractors, plumbers, auto body repair shops and thousands of other eligible service provider category-based businesses.

“These are challenging times for small and medium businesses” Klein said.  “Since joining Idearc in June 2008, my team and I have strategically and tenaciously developed new programs and product enhancements, and created more efficient ways of doing business that will forever change how we serve our consumers and clients.

“We have a unique opportunity to not only help our clients survive the current economic environment; we can actually help them grow. In effect we have declared our own war on the recession and are proving it with our actions — not words.”

Certain statements included in this press release and the hyperlinked materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Idearc management’s current views with respect to Idearc’s financial performance and future events with respect to its business and industry in general. Statements regarding Idearc’s exploration of alternatives related to its capital structure are forward-looking statements.  Statements that include the words “believe,” “will,” “anticipate,” “foresee,” and similar expressions identify forward-looking statements. Idearc cautions you not to place undue reliance on these forward-looking statements. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: (i) risk the bankruptcy filing and the related cases disrupt current plans and operations; (ii) risks that Idearc’s business could suffer from the loss of key customers, suppliers or personnel during the pendency of the bankruptcy cases, (iii) risks that Idearc’s plan of reorganization fails to obtain the requisite approval from the claim holders entitled to vote on the plan; (iv) risks that Idearc will be able to maintain sufficient liquidity for the pendency of the bankruptcy cases, (v) risk that the bankruptcy court rejects Idearc’s plan of reorganization; (vi) limitations on Idearc’s operating and strategic flexibility during the pendency of the bankruptcy cases; (vii) risks related to a long and protracted restructuring; (viii) risks related to Idearc’s declining print revenue, including a reduction in customer spending resulting from the current economic downturn; (ix) changes in Idearc’s competitive position due to competition from other yellow pages directories publishers and other traditional and new media and its ability to anticipate or respond to changes in technology and user preferences;(x) declining use of print yellow pages directories; (xi) changes in the availability and cost of paper and other raw materials used to print directories and reliance on third-party printers and distributors; (xii) increased credit risk associated with reliance on small- and medium-sized businesses, in particular in the current economic environment; (xxiii) changes in operating performance; (xiv) Idearc’s ability to attract and retain qualified executives; (xv) Idearc’s ability to maintain good relations with its unionized employees; (xvi) changes in U.S. labor, business, political and/or economic conditions; (xvii) changes in governmental regulations and policies and actions of regulatory bodies; and (xviii) risks associated with Idearc’s obligations under agreements entered into with Verizon in connection with the spin-off. For a discussion of these and other risks and uncertainties, see Idearc Inc.’s periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc Inc.’s Annual Report on Form 10-K.

About Idearc Inc.

Idearc Inc. (OTC:IDAR) delivers products on multiple platforms to help consumers find the information they want, wherever they are.  Idearc’s multi-platform of advertising solutions includes, but is not limited to, Idearc®, Idearc Media®, the Idearc logo, the Idearc Media logo, Verizon® Yellow Pages, Verizon® White Pages, Verizon® Yellow Pages Companion Directories, FairPoint® Yellow Pages, FairPoint® Yellow Pages Companion Directories, Superpages®, Superpages.com®, Switchboard®, Switchboard.com™, LocalSearch.comSM, Superpages MobileSM, Superpages Direct™, Superpages Direct Exclusive Mailer™, SuperGuaranteeSM, and SuperTradeExchange.comTM.  For more information, visit www.idearc.com.

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